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                                                                    Exhibit 15.1

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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


September 10, 1999

Commissioners:

We are aware that our report dated August 25, 1999 on our review of interim financial information of Dow Corning Corporation (the "Company") as of and for the period ended June 30, 1999 is included in the Company's Form 10 dated September 10, 1999.


Very truly yours,


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP